As filed with the Securities and Exchange Commission on July 27, 1998
                                    Registration No. 333-_________
-----------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D. C. 20549
                                --------
                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                                --------
                       MICHAEL BAKER CORPORATION
         (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                            25-0927646
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)

                             420 ROUSER ROAD
                     CORAOPOLIS, PENNSYLVANIA 15108
                              (412) 269-6300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        MICHAEL BAKER CORPORATION
                        1995 STOCK INCENTIVE PLAN
                         (Full title of the plan)
                              --------------
                            H. JAMES MCKNIGHT
            SENIOR VICE-PRESIDENT, GENERAL COUNSEL & SECRETARY
                        MICHAEL BAKER CORPORATION
                             420 ROUSER ROAD
                          CORAOPOLIS, PA  15108
                              (412) 269-2532
       (Name and address, including zip code and telephone number, including area code, of agent for service)

                                 Copy to:
                        DAVID L. DENINNO, ESQUIRE
                       REED SMITH SHAW & MCCLAY LLP
                             435 SIXTH AVENUE
                          PITTSBURGH, PA  15219

                    CALCULATION OF REGISTRATION FEE
============================================================================

   Title of                     Proposed        Proposed
  securities       Amount        maximum         maximum        Amount of
    to be          to be      offering price    aggregate      registration
  registered    registered 1    per share 2    offering price      fee
----------------------------------------------------------------------------
Common Stock,      241,914        $10.125      $2,449,380
$1.00 par value    758,086          9.21875     6,988,606
per share                                      ----------
                                               $9,437,986          $2,785
============================================================================

1 Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Michael Baker Corporation 1995 Stock Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

2 Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares subject to stock options outstanding is based on the actual option price and for shares which may be issued but are not subject to stock options is based on the average of the high and low sales price of the Common Stock as reported on the American Stock Exchange Composite transactions listing for July 24, 1998 as quoted in The Wall Street Journal.

=============================================================================

                               PART II

                      INFORMATION REQUIRED IN THE
                         REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 1,000,000 shares of Common Stock, $1.00 par value per share, being offered under the Michael Baker Corporation (the "Company") 1995 Stock Incentive Plan (the "Plan").

     The contents of the Company's initial Form S-8 Registration Statement with respect to the Plan, File No. 33-62887 (the "Original S-8") which was filed with the Securities and Exchange Commission on September 25, 1995, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

ITEM 8.  EXHIBITS.

     An exhibit index, containing a list of all exhibits filed herewith is included on page II-4.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE BOROUGH OF CORAOPOLIS, STATE OF PENNSYLVANIA, ON THE 23RD DAY OF JULY, 1998.

                                  MICHAEL BAKER CORPORATION

                                  By /s/ Charles I. Homan
                                     ----------------------
                                     Charles I. Homan
                                     President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles I. Homan and H. James McKnight, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 23RD DAY OF JULY, 1998.

          Name                               Title
          ----                               -----
/s/ Richard L. Shaw                     Chairman of the Board
----------------------------
Richard L. Shaw


/s/ Charles I. Homan                    Director, President and
----------------------------            Chief Executive Officer
Charles I. Homan                        (Principal Executive Officer)



                                 II-2

/s/ J. Robert White                     Director, Executive Vice
----------------------------            President, Chief Financial
J. Robert White                         Officer and Treasurer
                                        (Principal Financial
                                        and Accounting Officer)

/s/ William J. Copeland                 Director
----------------------------
William J. Copeland


/s/ Roy V. Gavert, Jr.                  Director
----------------------------
Roy V. Gavert, Jr.


/s/ Thomas D. Larson                    Director
----------------------------
Thomas D. Larson


/s/ Konrad M. Weis                      Director
----------------------------
Konrad M. Weis


/s/ Robert N. Bontempo                  Director
----------------------------
Robert N. Bontempo


/s/ John E. Murray, Jr.                 Director
----------------------------
John E. Murray, Jr.

                         MICHAEL BAKER CORPORATION

                         1995 STOCK INCENTIVE PLAN

                                 ---------


                           REGISTRATION STATEMENT
                                ON FORM S-8

                               Exhibit Index
                               -------------

Exhibit
  No.                            Document
-------         ----------------------------------------------
 5.1            Opinion of Reed Smith Shaw & McClay LLP, as to
                the legality of the Common Stock, filed
                herewith.

23.1 Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1 filed herewith).

23.2            Consent of PricewaterhouseCoopers LLP,
                independent accountants, filed herewith.

24.1 Powers of Attorney (filed herewith as part of the signature pages).

                       REED SMITH SHAW & MCCLAY LLP
                             435 Sixth Avenue
                    Pittsburgh, Pennsylvania 15219-1886
                           Phone: 412-288-3131
                            Fax:  412-288-3063

                                                                Exhibit 5.1
                               July  27, 1998


Michael Baker Corporation
420 Rouser Road
Coraopolis, PA  15108

                    Re:  Registration Statement on Form S-8
                         ----------------------------------
Gentlemen:

        We have acted as counsel to Michael Baker Corporation (the "Company") in connection with the above-captioned Registration Statement (the "Registration Statement") relating to up to 1,000,000 shares of the Company's Common Stock, par value $1.00 per share, (the "Common Stock") which may be purchased by eligible employees of the Company pursuant to stock options granted under the Company's 1995 Stock Incentive Plan (the "Plan"). The Plan provides that either authorized but unissued or treasury shares of Common Stock may be issued upon the exercise of stock options granted under the Plan. In rendering our opinion below, we have assumed that any previously issued shares reacquired by the Company and delivered under the Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

         In connection with this opinion, we have examined, among other things:

         (1)  the Articles of Incorporation of the Company, as amended to date;

         (2) action taken by the Board of Directors of the Company on February 27, 1998 authorizing the issuance of an additional 1,000,000 shares of Common Stock under the Plan and reserving 1,000,000 shares of Common Stock for such purpose;

         (3)  the Plan, as currently in effect; and

         (4) action taken by the stockholders of the Company on April 23, 1998 approving the issuance of an additional 1,000,000 shares under the Plan.

         Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion the 1,000,000 shares of Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance such shares will, when sold, be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and the foregoing opinion is limited to such laws.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Yours truly,

                                             /s/ REED SMITH SHAW & McCLAY LLP
                                             ---------------------------
                                             REED SMITH SHAW & McCLAY LLP


PDG, Jr.:JGA

                                                          Exhibit 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1998, which appears within Exhibit 13.1 to Michael Baker Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
July 24, 1998